AGREEMENT FOR PURCHASE AND SALE OF
                        REAL PROPERTY AND ESCROW INSTRUCTIONS


               THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of September 30, 1994, by and between Via Verde Development Company, a California corporation ("Seller"), and Kaufman and Broad--Coastal Valleys, Inc., a California corporation ("Buyer").

                                   R E C I T A L S

          A. Seller is the owner of that certain real property (the "Property") located in the City of San Dimas ("City"), County of Los Angeles ("County"), State of California ("State"), as more particularly described on Exhibit A attached hereto. The Property consists of approximately 11.5 acres of vacant land which the parties anticipate will be subdivided into at least forty (40) single family residential lots of size and dimension acceptable to Buyer in its sole discretion (collectively, the "Lots" and individually, a "Lot").

          B. Seller desires to sell and Buyer desires to purchase the Property in accordance with the terms and conditions contained in this Agreement.

                                  A G R E E M E N T

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Seller, Buyer and Seller hereby agree as follows:

          1.   PURCHASE AND SALE.

               1.1 Agreement to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to acquire and purchase the Property from Seller. As used in this Agreement, the "Property" shall include all of Seller's right, title and interest in and to all entitlements, easements, rights and privileges appurtenant thereto and all improvements located thereon.

               1.2 Purchase Price. The purchase price for the Property shall be Two Million Eight Hundred Thousand Dollars ($2,800,000) (the "Purchase Price"), which is equal to Seventy Thousand Dollars ($70,000) per Lot multiplied by the minimum number of Lots (40) within the Property.
     However, if Buyer obtains, as of the Close of Escrow (as hereinafter defined), "Entitlements" (as hereinafter defined) for more than forty (40) Lots, the Purchase Price shall be increased by Seventy Thousand Dollars ($70,000) for each additional Lot, but if Buyer obtains, as of the Close of Escrow, Entitlements for less than forty (40) lots, the Purchase Price shall not be reduced; and if Buyer elects to close Escrow without having obtained Entitlements and after Close of Escrow obtains Entitlements for more than forty (40) lots, Buyer shall pay to Seller, outside of Escrow, $70,000 for each additional lot.

               1.3 Payment of Purchase Price. The Purchase Price for the Property shall be payable in cash as follows:

                    (a) Deposit. Upon the opening of Escrow (as hereinafter defined), Buyer shall deliver to Escrow Holder (as hereinafter defined) the sum of Fifty Thousand Dollars ($50,000) (the "Deposit"), which Escrow Holder shall invest in an interest bearing account with interest accruing for the benefit of Buyer. Provided that Seller is not in default hereunder, the Initial Deposit shall be non-refundable after delivery of both the Title Notice (as hereinafter defined) and the Feasibility Notice (as hereinafter defined). The Initial Deposit and all interest accrued thereon shall be applied to the Purchase Price at the Close of Escrow and shall serve as liquidated damages in the event of Buyer's material breach or default hereunder.

                    (b) Additional Deposit. Upon Buyer's election to extend the Close Escrow for one or more Extension Periods (as hereinafter defined), Buyer shall deliver to Escrow Holder the sum of Seventy Five Thousand Dollars ($75,000) for each Extension Period (individually, an "Additional Deposit" and collectively, the "Additional Deposits"), which Escrow Holder shall invest in an interest bearing account with interest accruing for the benefit of Buyer. The Additional Deposits and all interest accrued thereon shall be applied to the Purchase Price at the Close of Escrow and shall serve as liquidated damages in the event of Buyer's material breach or default hereunder.

                    (c) Balance of Purchase Price. One (1) day prior to the Close of Escrow, Buyer shall deposit with Escrow Holder by cash, cashier's check, or other immediately available funds, the balance of the Purchase Price, together with Buyer's escrow charges and other cash charges as set forth in Paragraph 2.2 hereof. The Purchase Price shall be released to Seller at the Close of Escrow.

               1.4  Seller's Buy-Out Option.  In the event that within the six
     (6) month period after delivery of the last of the Title Notice and the Feasibility Notice by Buyer, another party offers to purchase the Property from Seller for no less than $2,550,000 cash with close of escrow to occur within sixty (60) days, for commercial development purposes (but not for residential development purposes) with the current zoning entitlements (which includes the current zoning designation, "AP," in the City of San Dimas), Seller shall have the right to terminate this Agreement during such six (6) month period by (a) causing the Escrow Holder to return the Initial Deposit to Buyer and (b) paying to Buyer the sum of (i) One Hundred Fifty Thousand Dollars ($150,000), plus (ii) Buyer's actual out-of-pocket costs (excluding Buyer's internal overhead costs) incurred to the date of termination in connection with this Agreement including, without limitation, its investigations as contemplated by Paragraph 3 hereof and its processing as contemplated by Paragraph 5 hereof, and provided further, that Seller is not in default hereunder. Any such sale shall be on the strict condition that for a period of two (2) years from and after the date this Agreement is so terminated, the Property shall not be used for, nor shall entitlements be sought by Seller or any purchaser or successor thereof (other than Buyer or its affiliates) to develop the Property for, residential purposes.

               BUYER AND SELLER EACH AGREE THAT IN THE EVENT THE FOREGOING RESTRICTION ON THE USE OF THE PROPERTY IS VIOLATED, BUYER WILL SUFFER MATERIAL DAMAGES THEREFROM. HOWEVER, THE AMOUNT OF SUCH DAMAGES ARE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THEREFORE, THE PARTIES HAVE AGREED THAT UPON SUCH VIOLATION, SELLER AND ITS PARENT COMPANY, HONDO OIL & GAS COMPANY, SHALL PAY TO BUYER THE SUM OF $500,000 AS LIQUIDATED DAMAGES, AS A REASONABLE ESTIMATE OF THE DAMAGES TO BUYER. RECEIPT OF SUCH SUM SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER IN THE EVENT OF SUCH A VIOLATION, AND BUYER WAIVES ANY AND ALL RIGHT TO INJUNCTIVE RELIEF FOR SUCH A VIOLATION.

          Seller's Initials:   /s/CBM    Buyer's Initials:    /s/ MLB
                               --------                       --------

          2.   ESCROW AND CLOSING.

               2.1 Opening of Escrow. Upon the execution of this Agreement by the last of Buyer and Seller, Buyer shall open an escrow (the "Escrow") with First American Title Company of Los Angeles ("Escrow Holder") and deposit with Escrow Holder the fully executed Agreement, or executed counterparts thereof. Escrow Holder shall sign the Agreement on Page 17 hereof. The escrow instructions shall incorporate this Agreement as a part thereof and shall contain such other standard and usual provisions as may be required by Escrow Holder; provided, however, that no escrow instructions shall modify or amend any provision of this Agreement, unless expressly set forth in writing by mutual consent of Buyer and Seller. If there is a conflict between any such standard or usual provisions and the provisions of this Agreement, the provisions of this Agreement shall control. As used in this Agreement, the "Close of Escrow" shall mean the date a grant deed for the Property (the "Grant Deed") is recorded in the Official Records of the County.

               2.2 Escrow Fees and Other Charges. Seller shall pay: (a) the cost of the Title Policy (as hereinafter defined), (b) all documentary transfer taxes and (c) one-half (1/2) of Escrow Holder's fees. Buyer shall pay: (a) all recording fees and (b) one-half (1/2) of Escrow Holder's fees. All other costs related to the transaction shall be paid by the parties in the manner consistent with common practice in the County.

               2.3 Closing Date. The Close of Escrow shall occur upon the earlier of (a) ten (10) business days after Approval (as hereinafter defined) of the Final Map (as hereinafter defined) for the Property, so that the Final Map can be recorded immediately prior to the Close of Escrow or (b) twelve (12) months after the opening of Escrow (the "Closing Date"); provided, however, if Buyer is unable to obtain the Final Map within twelve
     (12) months after the opening of Escrow, Buyer shall have the option, in its sole and absolute discretion, to (a) waive the condition that such Approval of the Final Map shall have been obtained, and proceed to the Close of Escrow or (b) elect to extend the Close of Escrow for up to two
     (2) additional three (3) month periods (individually, an "Extension Period" and collectively, the "Extension Periods"). If Buyer elects to extend the Close of Escrow, Buyer shall, for each Extension Period, deliver written notice of such election to Seller and Escrow Holder and deliver an Additional Deposit to Escrow Holder as set forth in Paragraph 1.3(b).

               2.4 Closing Deposits. The parties shall deposit the following with Escrow Holder prior to the Close of Escrow:

                    (a) Buyer shall deposit the balance of the Purchase Price, plus Buyer's escrow and other cash charges, in accordance with Paragraphs 1.3 and 2.2 hereof.

                    (b)  Seller shall deposit:

                         (i) the Grant Deed conveying fee title to the Property subject only to the Permitted Exceptions (as hereinafter defined);

                         (ii) an affidavit or qualifying statement, which satisfies the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Non-Foreign Affidavit"); and

                         (iii) an assignment and bill of sale of all of Seller's right, title and interest in and to any and all entitlements and plans pertaining to the Property, and any personal property comprising the Property (the "Assignment"), in form attached hereto as Exhibit B.

                    (c) Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to proceed to the Close of Escrow and consummate the purchase and sale of the Property in accordance with the terms of this Agreement.

               2.5 Conditions to Closing. The parties' obligations to consummate the purchase and sale transaction described herein on the Closing Date are subject to and conditioned upon the following:

                    (a) Seller's obligation is subject to the following conditions, any or all of which may be waived by Seller in its sole discretion:

                         (i) Buyer's performance of its obligations described in this Agreement;

                         (ii) Buyer's approval or waiver of the Feasibility Matters on or before the time, and in the manner, described herein;

                         (iii) The non-occurrence of any breach of any representation, warranty or covenant of Buyer hereunder; and

                         (iv) Buyer's approval or waiver of title pursuant to Paragraph 3.1 hereof.

                    (b) Buyer's obligation is subject to the following conditions, any or all of which may be waived by Buyer in its sole discretion:

                         (i) Buyer's approval or waiver of the Feasibility Matters on or before the time, and in the manner, described herein;

                         (ii) The Title Company (as hereinafter defined) being obligated and committed to issuing the Title Policy;

                         (iii) Seller's performance of its obligations described in this Agreement, on or before the times, and in the manner described herein;

                         (iv) The non-occurrence of any breach of any representation, warranty or covenant of Seller hereunder;

                         (v) Buyer's approval or waiver of the state of title to the Property pursuant to Paragraph 3.1 hereof;

                         (vi) Approval of Final Map as required by this Agreement; and

                         (vii) The non-occurrence of any moratorium, prohibition or any other measure, rule, regulation or restriction, including, without limitation, any moratorium on the provision of or hook-up to public utilities, the effect of which would be to preclude any inspections, or the issuance of any building or other permits, or construction, sale and occupancy of single family homes on the Property as contemplated by Buyer.

                    (c) In the event that the conditions to a party's obligation to consummate the purchase and sale of the Property are not satisfied or waived or otherwise do not occur at the times or in the manner described herein, and provided that such party is not in default with respect to its obligations under this Agreement, then without limiting any of its rights hereunder or at law or in equity, such party may terminate the Escrow by delivering written notice of termination to the other party and Escrow Holder specifying the condition or conditions not satisfied or waived, and Escrow shall thereafter be terminated pursuant to Paragraph 2.7 hereof, unless, within three (3) business days of receipt of said notice, the condition or conditions shall be satisfied or waived.

               2.6  Closing.

                    (a) On the Closing Date, Escrow Holder shall (i) record the Grant Deed in the Office of the County Recorder, (ii) pay any transfer taxes, (iii) instruct the County Recorder to return said Grant Deed to Buyer, (iv) distribute to Seller the Purchase Price, less Seller's escrow and cash charges, if any, and (v) deliver to Buyer the Assignment and the Title Policy covering the Property.

                    (b) Current non-delinquent real property taxes and assessments shall be prorated as of the Close of Escrow on the basis of the most recent tax information. Said prorations shall be based on a three hundred sixty (360) day year.

                    (c) Upon the Close of Escrow, title to the Property shall be conveyed to Buyer, subject only to the Permitted Exceptions.

               2.7  Failure to Close; Termination.

                    (a) If the Close of Escrow does not occur on the Closing Date for any reason other than Seller's or Buyer's breach or default of its respective obligations hereunder, or if this Agreement is terminated as otherwise set forth herein, then the Escrow shall be automatically terminated and of no force and effect, Buyer and Seller shall each pay one-half (1/2) of any Escrow cancellation charges, and Escrow Holder shall, with no further instructions from the parties hereto, (a) return to the depositor thereof any funds (other than the Deposit) or documents previously delivered to Escrow Holder and either (b) return the Deposit to Buyer if the Agreement is terminated for any reason except as set forth in Paragraph 5(b) hereof or (c) release the Deposit and all Additional Deposits, if any, to Seller if the Agreement is terminated for the reasons set forth in Paragraph 5(b) hereof.

                    (b) In the event of Buyer's material default or material breach of this Agreement, this Agreement shall be terminated automatically and the Deposit and all Additional Deposits, if any, shall constitute liquidated damages as provided in Paragraph 7 hereof.

                    (c) In the event the Close of Escrow does not occur on the Closing Date because of a breach of this Agreement by Seller, the Escrow shall not be terminated automatically, but only upon Buyer's delivery to Escrow Holder and Seller of written notice of termination, in which event Escrow Holder shall return to Buyer the Deposit, all Additional Deposits, if any, and all other sums deposited by Buyer, and Buyer shall be entitled to pursue any and all remedies available to it against Seller, including, without limitation, specific performance of this Agreement, and Buyer may record a notice of pendency of action against the Property.

                    (d) In the event Close of Escrow does not occur because of the default of one of the parties, the defaulting party shall bear the sole and full liability for paying any escrow cancellation charges.

          3.   DUE DILIGENCE.

               3.1 Title Report. Within fifteen (15) days after the execution of this Agreement by the last of Buyer and Seller, Seller shall, at its sole cost and expense, furnish Buyer with a Preliminary Title Report (the "PTR") on the Property, issued by First American Title Company of Los Angeles (the "Title Company"), together with legible copies of all documents referenced therein as exceptions to title. Buyer shall provide Seller written acknowledgment of receipt of the PTR promptly upon such receipt. Buyer shall have fifteen (15) days after receipt of the PTR to
     (a) review, in its sole and absolute discretion, any exceptions to title appearing on the PTR or any of the underlying documents relating thereto and (b) deliver to Seller and Escrow Holder written notice of Buyer's approval or waiver of such exceptions to title (the "Title Notice") or, alternatively, written notice of Buyer's disapproval. Failure by Buyer to timely deliver written notice of its approval, waiver, or disapproval of such exceptions to title shall be deemed disapproval thereof. All exceptions to title disapproved, or deemed disapproved, by Buyer are referred to herein as the "Disapproved Exceptions". Seller shall have ten
     (10) days after receipt of Buyer's notice of disapproval or Buyer's deemed disapproval to (a) cause the Disapproved Exceptions to be removed from title or cause the Title Company to endorse over the Disapproved Exceptions as of or before the Close of Escrow and (b) deliver to Buyer and Escrow Holder written notice of those Disapproved Exceptions which have been or will be removed on or before the Close of Escrow.

               If, despite Seller's best efforts to remove or to cause the Title Company to endorse over a Disapproved Exception (other than a monetary lien or encumbrance, or claim to fee title or leasehold interest in or to the Property, as to which Seller's obligation to remove or cause the Title Company to endorse over is absolute and a failure to do so is a breach of this Agreement), Seller is unable to do so, Buyer shall have the option, within five (5) days after Buyer's receipt of Seller's notice, to (a) terminate this Agreement by written notice to Seller and Escrow Holder or
     (b) waive its objection to the Disapproved Exceptions in question by delivering the Title Notice to Seller and Escrow Holder and proceed to the Close of Escrow. If Buyer terminates this Agreement, then the parties shall have no further obligation to one another, Escrow Holder shall immediately return the Deposit to Buyer without additional instructions from Seller, Buyer and Seller shall share any Escrow cancellation charges, and the Escrow shall be terminated.

               "Permitted Exceptions" shall mean all exceptions appearing on the PTR which are: (i) standard printed exceptions in the Title Policy issued by Title Company; (ii) general and special real property taxes and assessments, a lien not yet due and payable; and (iii) any other liens, easements, encumbrances, covenants, conditions and restrictions of record approved, or waived if a Disapproved Exception, by Buyer pursuant to this Paragraph 3.1. Any exceptions to title shown on any supplement to the PTR that may be issued from time to time by the Title Company must be removed by Seller at or prior to the Close of Escrow, or Seller shall cause the Title Company to endorse over such exceptions at the Close of Escrow, unless such exceptions are expressly approved by Buyer in writing or unless such exceptions constitute Permitted Exceptions.

               A. Title Policy. Buyer's obligation to proceed to the Close of Escrow shall be conditioned upon the commitment by Title Company to issue a CLTA owner's policy of title insurance (the "Title Policy"), dated as of the Closing Date, in an amount equal to the Purchase Price, insuring fee title to the Property vested in Buyer subject only to the Permitted Exceptions. Buyer may elect to obtain an ALTA owner's policy of title insurance provided Close of Escrow is not delayed thereby, and provided further that Buyer shall be responsible for payment of all costs (including survey costs) for such policy which exceed the cost of the CLTA owner's title policy.

               3.3 Investigation of the Property. Within five (5) days after the opening of Escrow, Seller shall provide Buyer with complete copies of all studies, reports, agreements, documents, plans, permits and entitlements in Seller's possession, or readily obtainable by Seller, concerning the Property and its improvement and development (the "Seller Documents") and Seller shall instruct its engineers and outside consultants to share any such Seller Documents with Buyer. Buyer and Buyer's engineers, contractors, consultants and advisors shall have forty-five (45) days from the opening of Escrow (the "Feasibility Period") to (a) review, in its sole and absolute discretion, the suitability of the Property for Buyer's use and development, including, without limitation, any governmental land regulations, zoning ordinances, development costs, financial and market feasibility, all covenant, conditions and restrictions affecting the Property, and the physical condition of the Property, including, without limitation, soil and geological assessments and a general environmental assessment (the "Feasibility Matters") and (b) deliver to Seller and Escrow Holder written notice of Buyer's approval or waiver of the Feasibility Matters (the "Feasibility Notice") or, alternatively, written notice of Buyer's disapproval. Failure by Buyer to timely deliver written notice of its approval, waiver or disapproval of the Feasibility Matters within the Feasibility Period shall be deemed disapproval thereof. If Buyer disapproves of the Feasibility Matters, then this Agreement shall terminate, the parties shall have no further obligation to one another, Escrow Holder shall immediately return the Deposit to Buyer without any additional instructions from Seller, Buyer and Seller shall share any Escrow cancellation charges, and the Escrow shall be terminated.

               3.4 Access. From and after the date of this Agreement, Buyer, its agents, assignees, employees, servants and nominees shall have the right to enter the Property as and when Buyer deems necessary, upon reasonable prior notice to Seller, for the purposes of conducting such investigations, inspections and tests thereof as Buyer deems necessary in order to determine the condition and suitability of the Property. Buyer agrees to furnish Seller a list of Buyer's personnel, consultants and/or agents who will be entering the Property, prior to any such entry. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all loss, expense, claim, damage and injury to person or property resulting from the negligent acts of Buyer and its employees, consultants, engineers, authorized agents and subcontractors on the Property in connection with the performance of any investigation thereof as contemplated herein, and Buyer agrees to repair promptly any damage to the Property caused by Buyer's investigations so as to restore the Property to the condition in which it would have been had Buyer not entered therein. Regardless of whether Close of Escrow occurs, provided Seller is not in default hereunder, Buyer shall provide to Seller copies of any and all non-proprietary reports prepared by or on behalf of Buyer in connection with its investigation of the Property (except for any reports or studies which are protected by attorney-client privilege, or any proprietary material produced by Buyer, including, without limitation, market studies, cost studies and architectural house plans).

          4.   REPRESENTATIONS AND WARRANTIES.

               4.1 Seller's Representations and Warranties. In addition to the representations and warranties of Seller contained in other sections of this Agreement, Seller hereby represents and warrants to Buyer as follows:


                    (a) Seller is a corporation duly formed, validly existing and in good standing in the State of California, is the sole owner in fee simple absolute of the Property and has the full right, capacity, power and authority to enter into and carry out the terms of this Agreement. Each individual executing this Agreement on behalf of Seller has the full right, capacity, power and authority to enter into and carry out the terms of this Agreement on behalf of Seller. Except as disclosed in the PTR, Seller has not alienated, encumbered, transferred, leased, assigned or otherwise conveyed any interest in the Property or any portion thereof, nor entered into any agreement to do so, nor shall Seller do so prior to the Close of Escrow. The entering into and performance by Seller of the transactions contemplated by this Agreement will not violate or breach any other agreement, covenant or obligation binding on Seller. No consent is required from any third party before entering into this Agreement or before the Property may be conveyed to Buyer. This Agreement has been duly authorized and executed by Seller, and upon delivery to and execution by Buyer shall be a valid and binding agreement of Seller.

                    (b) No mechanic's or materialman's liens or similar claims or liens have been asserted against the Property for work performed or commenced prior to the date hereof which liens or claims presently or in the future may affect the Property. Seller shall timely satisfy and discharge any and all obligations relating to work performed on or conducted at or materials delivered to the Property from time to time in order to prevent the filing of any claim or mechanic's lien with respect thereto.

                    (c) The Property is not in violation, nor to the best of Seller's knowledge, has been, nor is currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on, under or about the Property including, but not limited to, soil and groundwater conditions; the Property has not been subject to, and to the best of Seller's knowledge, is not within 2,000 feet of, a deposit of any Hazardous Substance; neither Seller nor any third party has used, generated, manufactured, stored or disposed in, at, on, under or about the Property or transported to or from the Property any Hazardous Substance; there is not now, nor, to the best of Seller's knowledge, has there been any discharge, migration or release of any Hazardous Substance from, into, on, under or about the Property; and there is not now, nor, to the best of Seller's knowledge, has there ever been on or in the Property underground storage tanks or surface impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment or otherwise. Seller hereby assigns to Buyer as of the Close of Escrow all claims, counterclaims, defenses or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Substance in, at, on, under or about the Property. For purposes of this Agreement, the term "Hazardous Substance" shall be defined as set forth on Exhibit C attached hereto.

                    (d) Seller has no knowledge or notice that any endangered or threatened species, whether so designated by the federal or State government, or protected natural habitat, flora or fauna are located on the Property, or that any areas of the Property are or could be designated as wetlands.

                    (e) There is no suit, action or arbitration, or legal, administrative, or other proceeding or governmental investigation, formal or informal, including but not limited to eminent domain, condemnation, assessment district or zoning change proceeding, pending or, to the best of Seller's knowledge, threatened, or any judgment, moratorium or other government policy or practice which affect the Property or Buyer's anticipated development of the Property, or which would or could adversely affect Seller's ability to perform hereunder, nor does Seller know of any fact which might give rise to any such action, investigation or proceeding.

                    (f) Seller has no knowledge of any seismic safety problems relating to the Property, any recent seismic activity affecting the Property or any active fault bisecting, underlying or adjacent to the Property.

                    (g) Seller has not made any commitment or representation to any government authority, or any adjoining or surrounding property owner, which would in any way be binding on Buyer or would interfere with Buyer's ability to develop and improve the Property as a residential development, and will not make any such commitment or representation which would affect the Property or any portion thereof prior to the Close of Escrow, without Buyer's written consent.

                    (h) Neither Seller nor any entity or person that directly or indirectly owns or controls Seller is bankrupt or insolvent under any applicable Federal or state standard, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. Seller and Buyer have negotiated this Agreement at arms-length and the consideration to be paid represents fair value for the assets to be transferred.

                    (i) Each of the representations made by Seller in this Agreement, or in any Exhibit, or on any document or instrument delivered pursuant hereto shall be true and correct on the date hereof, shall be deemed to be made again as of the Close of Escrow and shall then be true and correct in all respects, and shall survive the Close of Escrow for a period of three (3) years. If prior to Close of Escrow Buyer learns that any of Seller's representations herein are untrue or materially misleading, Buyer shall inform Seller thereof, and Seller shall have fifteen (15) days to cure such default, if such default is capable of being cured. If Buyer nevertheless elects to close Escrow with the knowledge that a representation of Seller herein is untrue or materially misleading, Buyer shall be deemed to have waived such default. The truth and accuracy of each of the representations, and the performance of all covenants of Seller contained in this Agreement, are conditions precedent to the Close of Escrow.

               4.2 Buyer's Representations and Warranties. Buyer represents and warrants that it is a corporation duly organized, validly existing and in good standing in the State of California, and has the capacity and full power and authority to enter into and carry out the agreements contained in, and the transactions contemplated by, this Agreement, and that this Agreement has been duly authorized and executed by Buyer and, upon delivery to and execution by Seller, shall be a valid and binding agreement of Buyer.

          5.   ACQUISITION OF APPROVALS AND PERMITS.

                    (a) Buyer shall have the right, at its sole cost and expense, to process all applications, plans, maps, agreements, documents, and other instruments necessary or appropriate to subdivide and develop the Property as contemplated by Buyer. Buyer shall regularly apprise Seller of the status of Buyer's processing and seeking of Entitlements. If Buyer elects to terminate this Agreement, Seller shall retain all rights to the entitlement work product generated by Buyer, including all engineering and infrastructure plans; provided, however, Seller shall not have the right to obtain any proprietary material produced by Buyer, including, without limitation, market studies, cost studies, and architectural house plans.

                    (b) After delivery of the Title Notice and the Feasibility Notice, Buyer shall, at its sole cost and expense, attempt in good faith, and in a prompt and diligent manner, to obtain approval from the City and other appropriate governmental agencies of all necessary entitlements to subdivide and develop the Property as contemplated by Buyer (the "Entitlements"), including, without limitation, Approval of a zone change, general plan amendment, specific plan, tentative subdivision map (the "Tentative Map") and final subdivision map (the "Final Map") subdividing the Property in form, shape and substance suitable to Buyer, in its sole and absolute discretion. Seller shall and shall cause its affiliates and lenders and any other persons with an interest in the Property to cooperate with Buyer in connection with Buyer's processing of and seeking Entitlements, including without limitation, executing any maps, applications, permits, filings or other documents which Buyer deems necessary or appropriate within three (3) days after Buyer's request. If Buyer determines at any time, after the delivery of the Title Notice and Feasibility Notice, in its sole and absolute discretion prior to the date twelve (12) months after opening of Escrow (as it may be extended pursuant to Paragraph 2.3 hereof), that Buyer will be unable to obtain the Entitlements, Buyer shall have the right to terminate Escrow, and if Buyer so terminates Escrow, Buyer and Seller shall share any Escrow cancellation charges, the Escrow shall be terminated and Escrow Holder shall immediately release the Deposit and all Additional Deposits, if any, to Seller, and Seller's receipt and retention of the Deposit and all Additional Deposits, if any, shall be Seller's sole and exclusive remedy and right in the event of such termination by Buyer. As used herein, "Approval" shall mean as to any approval or authorization given by an appropriate government agency or entity, final approval that cannot be appealed, or if appealed, that the government authority to which such appeal has been made has affirmed the prior, appealed decision without any additional conditions imposed thereon, and no further right of appeal exists.

          6.   CONDEMNATION; CASUALTY.

               6.1 Condemnation. If prior to the Close of Escrow, any portion of the Property is subject to an actual or threatened taking by any entity by condemnation or with the power of eminent domain, or if the access thereto is reduced or restricted thereby (or is the subject of a pending taking which has not yet been consummated) (collectively, "Condemnation"), Seller shall immediately notify Buyer of such fact. In such event Buyer shall have the right, in its sole discretion upon written notice to Seller and Escrow Holder not later than seven (7) days after receipt of Seller's written notice, to terminate this Agreement and the Escrow. In the case of any such termination, the parties shall have the rights and obligations set forth in Paragraph 2.7(a) hereof. Alternatively, the Agreement shall, at Buyer's sole election, remain in effect. Thereafter, upon the Close of Escrow, if awards have previously been made in connection with the Condemnation, the Purchase Price shall be reduced by an amount equal to the total amount of such award. If, as of the Close of Escrow, no award has yet been made in connection with the Condemnation, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, any and all such awards.

               6.2 Damage or Destruction. Prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Close of Escrow, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage. In such event Buyer shall have the right, in its sole discretion upon written notice to Seller and Escrow Holder, not later than seven (7) days after receipt of Seller's written notice, to terminate this Agreement and the Escrow. In the case of any such termination, the parties shall have the rights and obligations set forth in Paragraph 2.7(a) hereof. Alternatively, the Agreement shall, at Buyer's sole election, remain in effect, except that the Purchase Price shall be reduced by the value reasonably allocated by Buyer and Seller to the damaged portion of the Property, and this transaction shall close pursuant to the terms of this Agreement. If Buyer and Seller do not agree on a reduced Purchase Price, Buyer's sole remedy shall be to terminate this Agreement and the parties shall have the rights and obligations set forth in Paragraph 2.7(a) hereof.


          7.   LIQUIDATED DAMAGES.

          BUYER AND SELLER EACH AGREE THAT IN THE EVENT OF A MATERIAL DEFAULT OR MATERIAL BREACH HEREUNDER BY BUYER, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE, IN THE EVENT OF A MATERIAL DEFAULT OR MATERIAL BREACH BY BUYER, WHICH DEFAULT OR BREACH IS NOT CURED WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE IS GIVEN BY SELLER TO BUYER, THE INITIAL DEPOSIT, AND THE ADDITIONAL DEPOSIT(S) (IF
     ANY) SHALL SERVE AS LIQUIDATED DAMAGES FOR SUCH BREACH OR DEFAULT BY BUYER, AS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER, INCLUDING COSTS OF NEGOTIATING THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER BUYER, OPPORTUNITY COSTS IN KEEPING THE PROPERTY OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. RETENTION OF THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT(S)

     (IF ANY) SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A MATERIAL DEFAULT OR MATERIAL BREACH BY BUYER, AND SELLER WAIVES ANY AND ALL RIGHT TO SPECIFIC PERFORMANCE.

          Seller's Initials: /s/ CBM    Buyer's Initials: /s/ MLB
                            --------                     --------
          8.   BROKERS.

               Seller has been represented in connection with this agreement by John Minervini of Cushman and Wakefield ("Minervini"), and Buyer has been represented in connection with this transaction by Bill Toth of Grubb and Ellis ("Toth"). Seller shall pay all brokerage fees or commission payable to Minervini and, in accordance with a separate agreement between Minervini and Toth, Minervini shall pay a brokerage commission to Toth, as well as any other commission payable any broker or agent with whom Minervini has dealt. Seller and Buyer each represents and warrants to the other that it has not dealt with or been represented by any brokers or finders in connection with the purchase and sale of the Property other than Minervini and Toth. Buyer and Seller each agree to indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense (including reasonable attorneys' fees) incurred by reason of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to any broker or finder by the indemnifying party. The representations, warranties, indemnities and agreements contained in this Paragraph 8 shall survive Close of Escrow or earlier termination of this Agreement.

          9.   GENERAL PROVISIONS.

               9.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

               9.2 Further Assurances. Each of the parties agrees to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be appropriate or necessary to effectuate the agreements of the parties, whether the same occurs before or after the Close of Escrow.

               9.3 Entire Agreement. This Agreement, together with all Exhibits hereto and documents referred to herein, if any, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior understandings or agreements. This Agreement may be modified only by a writing signed by both parties. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement whether or not actually attached.

               9.4 Headings. Headings used in this Agreement are for convenience of reference only and are not intended to govern, limit, or aide in the construction of any term or provision hereof.

               9.5 Choice of Law. This Agreement and each and every related document are to be governed by, and construed in accordance with, the laws of the State of California.

               9.6 Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction or rendered by the adoption of a statute by the State of California or the United States invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

               9.7 Waiver of Covenants, Conditions or Remedies. The waiver by one party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.

               9.8 Legal Advice. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to the fair meaning and not for or against any party based upon any attribution of such party as the sole source of the language in question.

               9.9 Time of the Essence. Time shall be of the essence as to all dates and times of performance, whether they are contained herein or contained in any escrow instructions to be executed pursuant to this Agreement, and all escrow instructions shall contain a provision to this effect. Unless business days are expressly provided for, all references to "days" herein shall refer to consecutive calendar days. If any day on or by which an action is to be taken or a notice shall be delivered or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended to the next day which is not a Saturday, Sunday or federal, state or legal holiday.

               9.10 Relationship of Parties. The parties agree that their relationship is that of seller and buyer, and that nothing contained herein shall constitute either party, the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted the right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

               9.11 Attorneys' Fees. In the event that any party hereto institutes an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement, or the transactions contemplated hereby, or in the event any party is in default of its obligations pursuant thereto, whether or not suit is filed or prosecuted to final judgment, the non-defaulting party or prevailing party shall be entitled to its actual attorneys' fees and to any court costs incurred, in addition to any other damages or relief awarded.

               9.12 Assignment. The parties hereto may not assign their respective rights or delegate their respective obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer may assign this Agreement and its rights and obligations hereunder without obtaining Seller's prior written consent to any corporate or partnership entity which (a) is controlled by or is a subsidiary of Kaufman and Broad Home Corporation, a Delaware corporation ("KBHC"); (b) controls or is controlled by Buyer or (c) results from the merger or consolidation with Buyer or KBHC. Upon any such assignment by Buyer, Buyer shall have no further obligations with respect to this Agreement. In any event, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

               9.13 Notices. All notices and demands which either party is required or desires to give to the other shall be given in writing by certified mail, return receipt requested with appropriate postage paid, by personal delivery, by facsimile or by private overnight courier service to the address or facsimile number set forth below for the respective party, provided that if any party gives notice of a change of name or address or number, notices to that party shall thereafter be given as demanded in that notice. All notices and demands so given shall be effective upon receipt by the party to whom notice or demand is being given, or upon the second attempt except that any notice given by certified mail shall be deemed delivered five (5) days after deposit in the United States mails.

          If to Seller:  Via Verde Development Company
                         c/o Hondo Oil and Gas Company
                         410 East College
                         Roswell, New Mexico  88201
                         Attention:  C. B. McDaniel, Esq.
                         Facsimile:  (505) 625-6829

          If to Buyer:   Kaufman and Broad--Coastal Valleys, Inc.
                         21900 Burbank Boulevard, Suite 300
                         Woodland Hills, California 91367
                         Attention:  Mark Beisswanger
                         Telephone:  (818) 887-5599
                         Telecopy No.:  (818) 704-7713

          With a copy
           to:           Kaufman and Broad Home Corporation
                         10877 Wilshire Boulevard
                         Los Angeles, California 90024
                         Attention:  Jacqueline Boggs, Esq.
                         Facsimile No.:  (310) 443-8098

          If to
          Escrow Holder: First American Title Insurance Company
                         520 North Central Avenue
                         Glendale, California  91203
                         Attention:  Tricia Pewthers
                         Telephone:  (818) 242-5800
                         Telecopy No.:  (818) 242-2507

               B. Joinder. Hondo Oil & Gas Company ("Hondo"), the parent company of Seller, shall and does execute this Agreement for the purpose of joining in the representations and warranties of Seller hereunder and the covenants of Seller contained in Paragraph 1.4 hereof and such representations and warranties and covenants shall be deemed jointly and severally made by Seller and Hondo for all purposes.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   SELLER:

                                   Via Verde Development Company,
                                     a California corporation

                                   By:  /s/ C. B. McDaniel
                                        -------------------------
                                        Its:  Secretary

                                   Hondo Oil & Gas Company,
                                     a Delaware corporation


                                   By:  /s/ C.B. McDaniel
                                        -------------------------
                                        Its: Secretary and Counsel

                                   BUYER:

                                   Kaufman and Broad-Coastal Valleys,
                                    Inc., a California corporation


                                   By:  /s/ Mark Beisswanger
                                        -------------------------
                                        Its: President